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                                                                     EXHIBIT 2.4


                AMENDMENT NO. 1 TO THE GOLDWYN MERGER AGREEMENT


     AMENDMENT NO. 1 TO THE GOLDWYN MERGER AGREEMENT ("Amendment No. 1") dated as of May 29, 1996 by and among Metromedia International Group, Inc., a Delaware corporation ("Metromedia"), SGC Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Metromedia ("SGC Mergerco") and The Samuel Goldwyn Company, a Delaware corporation (the "Company").

     WHEREAS, Metromedia, SGC Mergerco and Goldwyn are parties to a Merger Agreement dated as of January 31, 1996 (the "Goldwyn Merger Agreement"), pursuant to which SGC Mergerco will merge with and into the Company (the "Merger"), with the Company as the surviving corporation of the Merger; and

     WHEREAS, Metromedia, SGC Mergerco and the Company desire to amend certain provisions of the Goldwyn Merger Agreement as set forth herein.

     NOW THEREFORE, the parties hereto hereby agree as follows:

     1. Section 2.1(a) of the Goldwyn Merger Agreement is amended by replacing the following phrase beginning on the 24th line thereof and ending on the 27th line thereof:

         "which is five business days prior to the Metromedia Stockholders' Meeting (as defined in Section 4.3(c) hereof) including both the day of the Metromedia Stockholders' Meeting."

with the following phrase:

         "which is five business days prior to the Company Stockholders' Meeting (as defined in Section 4.2(c) hereof) including both the day of the Company Stockholders' Meeting."

     2. Section 4.1(c) of the Goldwyn Merger Agreement is amended by deleting in its entirety the phrase beginning on the 6th line thereof and ending on the 9th line thereof: "it being understood that the Proxy Statement and the Prospectus will also serve as a proxy statement and prospectus for Metromedia's transactions with Alliance Entertainment Corp."

     3. Section 4.3 of the Goldwyn Merger Agreement is amended by (i) deleting in its entirety paragraph (c) thereof and (ii) relettering paragraphs (d) through (h) thereof as paragraphs (c) through (g) thereof.


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     4.  The introductory paragraph to Section 6.1 of the Goldwyn Merger
Agreement is amended by replacing the phrase "whether before or after approval by the stockholders of Metromedia or the Company" with "whether before or after approval by the stockholders of the Company."

     5. Section 6.1 of the Goldwyn Merger Agreement is amended by (i) deleting in its entirety paragraph (f) thereof and (ii) relettering paragraph (g) thereof as paragraph (f) thereof.

     6. In accordance with Section 5.1(a), Metromedia hereby unilaterally waives the condition regarding approval by its stockholders of the Merger and the transactions contemplated by the Goldwyn Merger Agreement.

     7. This Amendment No. 1 shall be governed by the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such State.

     8. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, with all of which together shall constitute one in the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the date first written above.



                                  METROMEDIA INTERNATIONAL GROUP, INC.




                                  By: /s/ SILVIA KESSEL
                                     ------------------------------
                                     Name:  Silvia Kessel
                                     Title: Senior Vice President



                                  By: /s/ SILVIA KESSEL
                                     ------------------------------
                                     Name: Silvia Kessel
                                     Title: Senior Vice President


                                  THE SAMUEL GOLDWYN COMPANY


                                  By: /s/ MEYER E. GOTTLIEB
                                     --------------------------------
                                     Name: Meyer E. Gottlieb
                                     Title: President